SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

NEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421

(Address of principal executive offices)

423-296-8213

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On February 1, 2007, Next, Inc. (the “Company”) issued a press release announcing a new Amended and Restated Credit Agreement (the “Agreement”) with National City Bank, which was dated January 31, 2007.  Pursuant to the Agreement, the maturity date of the facility is January 31, 2009, the advance rate on accounts receivable is increased to 85%, the maximum availability of the line is increased to $7,500,000, the interest rate is lowered to prime plus or minus .25% (depending on certain financial ratios), and revised financial covenants and limited personal guarantees are put into effect.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits

99.1

Press release dated February 1, 2007 announcing that a new Amended and Restated Credit Agreement with National City Bank was signed on January 31, 2007.

99.2

Amended and Restated Credit Agreement dated January 31, 2007, between Next, Inc. and National City Bank.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date: February 2, 2007

By:    /s/ Charles L. Thompson

Charles L. Thompson

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press release dated February 1, 2007 announcing that a new Amended and Restated Credit Agreement with National City Bank was signed on January 31, 2007.

99.2

Amended and Restated Credit Agreement dated January 31, 2007, between Next, Inc. and National City Bank.